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Jill Slattery	McLean, VA 22102
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Nigel Glennie
+1 703 883 5262

Hilton Reports Third Quarter Results

MCLEAN, VA (October 23, 2019) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its third quarter 2019 results. Highlights include:
•Diluted EPS was $1.00 for the third quarter, an 85 percent increase from the same period in 2018, and diluted EPS, adjusted for special items, was $1.05, a 13 percent increase from the same period in 2018

•Net income for the third quarter was $290 million, a 77 percent increase from the same period in 2018

•Adjusted EBITDA for the third quarter was $605 million, a 9 percent increase from the same period in 2018

•System-wide comparable RevPAR increased 0.4 percent on a currency neutral basis for the third quarter from the same period in 2018

•Approved 25,200 new rooms for development during the third quarter, growing Hilton's development pipeline to 379,000 rooms as of September 30, 2019

•Opened 17,400 rooms in the third quarter, contributing to 15,600 net additional rooms, on track to deliver approximately 6.5 percent net unit growth for the full year

•Repurchased 4.5 million shares of Hilton common stock during the third quarter, bringing total capital return, including dividends, to approximately $465 million for the quarter and $1.2 billion year to date through September

•Full year 2019 system-wide comparable RevPAR is expected to increase approximately 1.0 percent on a currency neutral basis compared to 2018; full year net income is projected to be between $923 million and $937 million; full year Adjusted EBITDA is projected to be between $2,285 million and $2,305 million

•Full year 2019 capital return is projected to be between $1.6 billion and $1.8 billion

•For full year 2020, system-wide comparable RevPAR is expected to be flat to 1.0 percent growth on a currency neutral basis compared to 2019; net unit growth is expected to be 6.0 percent to 7.0 percent

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "Despite the overall slowing macro environment, we are pleased to deliver strong bottom-line results for the third quarter. Adjusted EBITDA was towards the high end of guidance and diluted EPS, adjusted for special items, exceeded our expectations, driven by strong net unit growth. Additionally, we continue to achieve market share gains across all brands and regions year to date."

For the three months ended September 30, 2019, system-wide comparable RevPAR grew 0.4 percent driven by increased occupancy. For the nine months ended September 30, 2019, system-wide comparable RevPAR grew 1.2 percent driven by increases in both ADR and occupancy. Management and franchise fee revenues increased 6 percent during the three months ended September 30, 2019 due to RevPAR growth of 0.3 percent at comparable managed and franchised hotels. During the nine months ended September 30, 2019, management and franchise fee revenues increased 8 percent as a result of RevPAR growth at comparable managed and franchised hotels of 1.2 percent. Additionally, management and franchise fee revenues increased due to increased licensing and other fees and the addition of new properties to Hilton's portfolio.

For the three months ended September 30, 2019, diluted EPS was $1.00 and diluted EPS, adjusted for special items, was $1.05 compared to $0.54 and $0.93, respectively, for the three months ended September 30, 2018. Net income and Adjusted EBITDA were $290 million and $605 million, respectively, for the three months ended September 30, 2019, compared to $164 million and $557 million, respectively, for the three months ended September 30, 2018. During the three months ended September 30, 2019, the Company completed the sale of the Hilton Odawara Resort & Spa and subsequently entered into a 30-year management contract with the purchaser of the hotel. As a result of the sale, the Company recognized a pre-tax gain of $81 million.

For the nine months ended September 30, 2019, diluted EPS was $2.42 and diluted EPS, adjusted for special items, was $2.90 compared to $1.76 and $2.48, respectively, for the nine months ended September 30, 2018. Net income and Adjusted EBITDA were $710 million and $1,722 million, respectively, for the nine months ended September 30, 2019, compared to $544 million and $1,557 million, respectively, for the nine months ended September 30, 2018.

Development

In the third quarter of 2019, Hilton opened 118 new hotels totaling approximately 17,400 rooms and achieved net unit growth of 15,600 rooms, contributing to 7 percent net unit growth from September 30, 2018.

As of September 30, 2019, Hilton's development pipeline totaled more than 2,530 hotels consisting of nearly 379,000 rooms throughout 111 countries and territories, including 35 countries and territories where Hilton does not currently have any open hotels. Additionally, of the rooms in the development pipeline, 205,000 rooms were located outside the U.S., and 198,000 rooms, or more than half, were under construction.

Hilton remains on track to grow its luxury portfolio by 17 percent in 2019, with the re-branding of the Conrad New York Midtown and openings in the third quarter of the Conrad Tianjin, the Conrad Shenyang, the Waldorf Astoria Los Cabos Pedregal and the Biltmore Mayfair, LXR.

Balance Sheet and Liquidity

As of September 30, 2019, Hilton had $7.9 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 4.47 percent. Excluding finance lease liabilities and other debt of Hilton's consolidated variable interest entities, Hilton had $7.6 billion of long-term debt outstanding with a weighted average interest rate of 4.42 percent.

Total cash and cash equivalents were $809 million as of September 30, 2019, including $90 million of restricted cash and cash equivalents. No amounts were outstanding under the $1.75 billion senior secured revolving credit facility as of September 30, 2019.

During the third quarter of 2019, Hilton repurchased 4.5 million shares of its common stock at a cost of approximately $422 million and an average price per share of $94.72. During the nine months ended September 30, 2019, Hilton repurchased 12.5 million shares of its common stock at a cost of approximately $1.1 billion and an average price per share of $88.11. Since the inception of Hilton's stock repurchase program in March 2017, Hilton has repurchased approximately 50.7 million shares of its common stock for approximately $3.8 billion at an average price per share of $75.28. The amount remaining under Hilton's current stock repurchase program is approximately $853 million.

In September 2019, Hilton paid a quarterly cash dividend of $0.15 per share on shares of its common stock, for a total of $43 million, bringing year to date dividends to $130 million. In October 2019, Hilton's board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on or before December 27, 2019 to holders of record of its common stock as of the close of business on November 8, 2019.

Adoption of New Accounting Standard

On January 1, 2019, the Company adopted Accounting Standards Update ("ASU") No. 2016-02 Leases (Topic 842) ("ASU 2016-02"). As permitted, the Company has applied this ASU at the adoption date; therefore, the presentation of financial information for all periods prior to January 1, 2019 remains unchanged and in accordance with Leases (Topic 840). For additional information on the effect of this ASU, refer to Hilton's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, which is expected to be filed on or about the date of this press release.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases to date, but do not include the effect of potential share repurchases hereafter.

Full Year 2019

•System-wide comparable RevPAR is expected to increase approximately 1.0 percent on a currency neutral basis compared to 2018.
•Diluted EPS, before special items, is projected to be between $3.16 and $3.21.
•Diluted EPS, adjusted for special items, is projected to be between $3.81 and $3.86.
•Net income is projected to be between $923 million and $937 million.
•Adjusted EBITDA is projected to be between $2,285 million and $2,305 million.
•Management and franchise fee revenue is projected to increase between 7 percent and 8 percent compared to 2018.
•Contract acquisition costs and capital expenditures, excluding amounts indirectly reimbursed by hotel owners, are expected to be between $175 million and $200 million.
•Capital return is projected to be between $1.6 billion and $1.8 billion.
•General and administrative expenses are projected to be between $430 million and $440 million.
•Net unit growth is expected to be approximately 6.5 percent.

Fourth Quarter 2019

•System-wide comparable RevPAR is expected to be roughly flat on a currency neutral basis compared to the fourth quarter of 2018.
•Diluted EPS, before special items, is projected to be between $0.74 and $0.79.
•Diluted EPS, adjusted for special items, is projected to be between $0.91 and $0.96.
•Net income is projected to be between $213 million and $227 million.
•Adjusted EBITDA is projected to be between $563 million and $583 million.
•Management and franchise fee revenue is projected to increase between 3 percent and 5 percent compared to the fourth quarter of 2018.

Conference Call

Hilton will host a conference call to discuss third quarter 2019 results on October 23, 2019 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting/quarterly-results/2019.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 3302196. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 10135197.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the U.S. and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, with a portfolio of 17 world-class brands comprising nearly 6,000 properties with more than 954,000 rooms, in 117 countries and territories. Dedicated to fulfilling its mission to be the world's most hospitable company, Hilton earned a spot on the 2019 world's best workplaces list, and has welcomed more than 3 billion guests during its 100-year history. Through the award-winning guest loyalty program Hilton Honors, nearly 99 million members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy, plus enjoy instant benefits, including digital check-in with room selection, Digital Key and Connected Room. Visit newsroom.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues
Franchise and licensing fees	$443	$407	$1,269	$1,142
Base and other management fees	80	80	249	241
Incentive management fees	54	57	167	171
Owned and leased hotels	361	373	1,060	1,099
Other revenues	23	27	75	72
	961	944	2,820	2,725
Other revenues from managed and franchised properties	1,434	1,309	4,263	3,893
Total revenues	2,395	2,253	7,083	6,618

Expenses
Owned and leased hotels	310	331	942	1,003
Depreciation and amortization	86	81	256	242
General and administrative	107	109	327	328
Other expenses	11	10	46	36
	514	531	1,571	1,609
Other expenses from managed and franchised properties	1,443	1,337	4,284	3,939
Total expenses	1,957	1,868	5,855	5,548

Gain on sale of assets, net	81	—	81	—

Operating income	519	385	1,309	1,070

Interest expense	(105)	(99)	(304)	(277)
Gain (loss) on foreign currency transactions	7	(6)	4	(7)
Other non-operating income (loss), net	—	13	(8)	26

Income before income taxes	421	293	1,001	812

Income tax expense	(131)	(129)	(291)	(268)

Net income	290	164	710	544
Net income attributable to noncontrolling interests	(2)	(2)	(4)	(4)
Net income attributable to Hilton stockholders	$288	$162	$706	$540

Weighted average shares outstanding:
Basic	285	297	289	305
Diluted	288	300	292	307

Earnings per share:
Basic	$1.01	$0.55	$2.44	$1.77
Diluted	$1.00	$0.54	$2.42	$1.76

Cash dividends declared per share	$0.15	$0.15	$0.45	$0.45

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2019	vs. 2018		2019	vs. 2018	2019	vs. 2018
U.S.	79.4%	0.3%	pts.	$149.12	—%	$118.37	0.4%
Americas (excluding U.S.)	74.8	(0.1)		122.65	(0.2)	91.77	(0.4)
Europe	84.0	1.6		143.12	0.5	120.27	2.4
Middle East & Africa	71.6	1.5		141.95	(2.3)	101.57	(0.2)
Asia Pacific	75.4	(0.2)		120.55	(2.4)	90.92	(2.7)
System-wide	79.1	0.4		145.11	(0.1)	114.78	0.4

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2019	vs. 2018		2019	vs. 2018	2019	vs. 2018
U.S.	77.6%	0.4%	pts.	$149.84	0.6%	$116.27	1.1%
Americas (excluding U.S.)	71.3	0.6		123.12	1.4	87.74	2.3
Europe	78.0	1.2		140.42	2.0	109.50	3.5
Middle East & Africa	72.5	2.2		145.34	(5.0)	105.38	(2.0)
Asia Pacific	72.2	0.8		123.85	(1.0)	89.47	0.1
System-wide	76.8	0.6		145.81	0.5	111.98	1.2

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2019	vs. 2018		2019	vs. 2018	2019	vs. 2018
Waldorf Astoria Hotels & Resorts	67.8%	0.1%	pts.	$353.40	3.7%	$239.67	3.9%
Conrad Hotels & Resorts	76.8	0.9		259.13	(2.5)	198.89	(1.4)
Hilton Hotels & Resorts	79.4	0.2		170.83	0.5	135.70	0.8
Curio Collection by Hilton	72.7	(1.9)		198.14	0.9	144.00	(1.7)
DoubleTree by Hilton	78.0	0.3		130.69	(0.7)	101.90	(0.4)
Embassy Suites by Hilton	80.4	0.4		164.00	0.3	131.83	0.9
Hilton Garden Inn	79.3	0.4		132.94	(0.7)	105.37	(0.2)
Hampton by Hilton	78.4	0.4		125.00	(0.3)	97.98	0.2
Tru by Hilton	77.8	4.7		115.33	1.4	89.70	8.0
Homewood Suites by Hilton	83.9	0.4		143.00	(0.2)	120.04	0.3
Home2 Suites by Hilton	82.0	2.4		118.99	0.3	97.53	3.3
System-wide	79.1	0.4		145.11	(0.1)	114.78	0.4

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2019	vs. 2018		2019	vs. 2018	2019	vs. 2018
Waldorf Astoria Hotels & Resorts	71.2%	0.9%	pts.	$375.42	2.3%	$267.26	3.5%
Conrad Hotels & Resorts	75.6	3.1		268.29	(0.2)	202.90	4.1
Hilton Hotels & Resorts	77.2	0.4		172.37	1.1	133.07	1.6
Curio Collection by Hilton	72.7	(0.9)		210.54	2.6	153.12	1.3
DoubleTree by Hilton	75.4	0.3		132.15	(0.2)	99.58	0.2
Embassy Suites by Hilton	79.7	0.7		165.56	0.8	131.93	1.7
Hilton Garden Inn	77.0	0.6		132.71	0.1	102.21	0.9
Hampton by Hilton	75.4	0.4		123.29	0.2	92.91	0.8
Tru by Hilton	71.5	3.4		108.61	3.0	77.63	8.2
Homewood Suites by Hilton	81.8	0.4		142.07	0.3	116.18	0.9
Home2 Suites by Hilton	80.3	3.1		118.30	0.7	95.04	4.8
System-wide	76.8	0.6		145.81	0.5	111.98	1.2

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended September 30,
	Occupancy			ADR		RevPAR
	2019	vs. 2018		2019	vs. 2018	2019	vs. 2018
Management and franchise	79.0%	0.4%	pts.	$144.08	(0.2)%	$113.82	0.3%
Ownership(1)	83.7	1.1		189.00	1.3	158.17	2.6
System-wide	79.1	0.4		145.11	(0.1)	114.78	0.4

	Nine Months Ended September 30,
	Occupancy			ADR		RevPAR
	2019	vs. 2018		2019	vs. 2018	2019	vs. 2018
Management and franchise	76.8%	0.6%	pts.	$144.83	0.4%	$111.17	1.2%
Ownership(1)	78.6	0.4		188.98	3.3	148.52	3.8
System-wide	76.8	0.6		145.81	0.5	111.98	1.2
____________
(1)Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of September 30, 2019

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	—	—	15	6,164	—	—	15	6,164
Americas (excluding U.S.)	—	—	2	261	—	—	2	261
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	5	1,224	—	—	5	1,224
Asia Pacific	—	—	5	1,017	—	—	5	1,017
LXR Hotels & Resorts
Europe	—	—	1	307	—	—	1	307
Middle East & Africa	—	—	—	—	1	234	1	234
Conrad Hotels & Resorts
U.S.	—	—	5	1,649	1	228	6	1,877
Americas (excluding U.S.)	—	—	2	402	—	—	2	402
Europe	—	—	4	1,155	—	—	4	1,155
Middle East & Africa	1	614	2	993	—	—	3	1,607
Asia Pacific	1	164	20	6,050	1	654	22	6,868
Canopy by Hilton
U.S.	—	—	—	—	7	1,181	7	1,181
Europe	—	—	—	—	2	263	2	263
Asia Pacific	—	—	1	150	—	—	1	150
Hilton Hotels & Resorts
U.S.	—	—	65	47,915	177	54,433	242	102,348
Americas (excluding U.S.)	1	405	26	9,455	21	7,096	48	16,956
Europe	50	13,843	46	14,792	39	10,791	135	39,426
Middle East & Africa	5	1,998	43	13,300	3	1,609	51	16,907
Asia Pacific	5	2,994	97	35,199	7	2,599	109	40,792
Curio Collection by Hilton
U.S.	—	—	5	2,335	39	8,022	44	10,357
Americas (excluding U.S.)	—	—	1	59	8	1,110	9	1,169
Europe	—	—	3	270	14	1,617	17	1,887
Middle East & Africa	—	—	2	255	1	356	3	611
Asia Pacific	—	—	3	663	2	248	5	911
DoubleTree by Hilton
U.S.	—	—	33	11,215	326	75,734	359	86,949
Americas (excluding U.S.)	—	—	1	172	29	5,970	30	6,142
Europe	—	—	12	3,249	96	16,246	108	19,495
Middle East & Africa	—	—	11	3,025	6	718	17	3,743
Asia Pacific	—	—	63	17,443	3	1,072	66	18,515
Tapestry Collection by Hilton
U.S.	—	—	—	—	24	3,255	24	3,255
Embassy Suites by Hilton
U.S.	—	—	42	11,115	204	46,000	246	57,115
Americas (excluding U.S.)	—	—	3	667	5	1,336	8	2,003
Hilton Garden Inn
U.S.	—	—	6	641	675	93,480	681	94,121
Americas (excluding U.S.)	—	—	11	1,561	41	6,379	52	7,940
Europe	—	—	21	3,940	53	8,898	74	12,838
Middle East & Africa	—	—	14	2,887	2	271	16	3,158
Asia Pacific	—	—	29	6,261	—	—	29	6,261
Hampton by Hilton
U.S.	—	—	45	5,495	2,173	213,100	2,218	218,595
Americas (excluding U.S.)	—	—	13	1,685	99	11,925	112	13,610
Europe	—	—	18	2,956	69	10,670	87	13,626
Middle East & Africa	—	—	2	573	—	—	2	573
Asia Pacific	—	—	—	—	98	16,591	98	16,591
Tru by Hilton
U.S.	—	—	—	—	96	9,238	96	9,238
Americas (excluding U.S.)	—	—	—	—	1	90	1	90
Homewood Suites by Hilton
U.S.	—	—	16	1,734	459	52,393	475	54,127
Americas (excluding U.S.)	—	—	3	406	22	2,456	25	2,862
Home2 Suites by Hilton
U.S.	—	—	2	198	341	35,637	343	35,835
Americas (excluding U.S.)	—	—	—	—	7	753	7	753
Other	—	—	4	2,193	2	876	6	3,069
Hotels	65	20,481	706	221,929	5,154	703,529	5,925	945,939
Hilton Grand Vacations	—	—	—	—	55	8,916	55	8,916
Total	65	20,481	706	221,929	5,209	712,445	5,980	954,855
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(unaudited, dollars in millions)

	Three Months Ended
	September 30,		Increase / (Decrease)
	2019	2018	$	%
Capital expenditures for property and equipment(1)	$20	$23	(3)	(13.0)
Capitalized software costs(2)	35	24	11	45.8
Total capital expenditures	55	47	8	17.0
Contract acquisition costs	6	44	(38)	(86.4)
Total capital expenditures and contract acquisition costs	$61	$91	(30)	(33.0)

	Nine Months Ended
	September 30,		Increase / (Decrease)
	2019	2018	$	%
Capital expenditures for property and equipment(1)	$66	$51	15	29.4
Capitalized software costs(2)	79	62	17	27.4
Total capital expenditures	145	113	32	28.3
Contract acquisition costs	49	82	(33)	(40.2)
Total capital expenditures and contract acquisition costs	$194	$195	(1)	(0.5)
____________
(1)Includes expenditures for hotels, corporate and other property and equipment, of which $3 million and $4 million were indirectly reimbursed by hotel owners for the three months ended September 30, 2019 and 2018, respectively, and $9 million and $8 million were indirectly reimbursed for the nine months ended September 30, 2019 and 2018, respectively. Excludes expenditures for furniture, fixtures and equipment ("FF&E") replacement reserves of $13 million and $12 million for the three months ended September 30, 2019 and 2018, respectively, and $42 million and $39 million for the nine months ended September 30, 2019 and 2018, respectively.
(2)Includes $28 million and $22 million of expenditures that were indirectly reimbursed by hotel owners for the three months ended September 30, 2019 and 2018, respectively, and $64 million and $47 million for the nine months ended September 30, 2019 and 2018, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income attributable to Hilton stockholders, as reported	$288	$162	$706	$540
Diluted EPS, as reported	$1.00	$0.54	$2.42	$1.76
Special items:
Net other expenses from managed and franchised properties	$9	$28	$21	$46
Purchase accounting amortization(1)	50	50	152	153
FF&E replacement reserves	13	12	42	39
Asset dispositions(2)	(80)	1	(79)	4
Financing transactions(3)	3	—	11	7
Tax-related adjustments(4)	—	52	—	41
Other adjustments(5)	3	(6)	12	(12)
Total special items before tax	(2)	137	159	278
Income tax expense on special items	15	(20)	(20)	(58)
Total special items after tax	$13	$117	$139	$220

Net income, adjusted for special items	$301	$279	$845	$760
Diluted EPS, adjusted for special items	$1.05	$0.93	$2.90	$2.48
____________
(1)Represents the amortization of intangible assets that were recorded at their fair value in October 2007 when the Company became a wholly owned subsidiary of affiliates of The Blackstone Group Inc. (formerly known as The Blackstone Group L.P.) (the "Merger").
(2)The three and nine months ended September 30, 2019 include the gain on sale of the Hilton Odawara Resort & Spa, which was recognized in gain on sale of assets, net. All periods include severance costs related to the 2015 sale of the Waldorf Astoria New York that were recognized in general and administrative expenses.
(3)Includes expenses recognized in connection with the June 2019 and April 2018 refinancings and repayments of the senior secured credit facilities that were recognized in other non-operating income (loss), net.
(4)Includes adjustments to the provisional amount recognized in relation to the Tax Cuts and Jobs Act enacted in December 2017, as well as deferred tax expense recognized in connection with a distribution of stock out of one of Hilton's controlled foreign corporations, none of which had an effect on cash paid for taxes in the period.
(5)The three and nine months ended September 30, 2019 include a loss on the disposal of a real estate investment recognized in other non-operating income (loss), net and, for the nine months ended September 30, 2019, also includes impairment losses. The three and nine months ended September 30, 2018 include a gain on the early repayment of a loan Hilton issued that financed the construction of a hotel that Hilton manages and, for the nine months ended September 30, 2018, also includes a gain on the refinancing of that loan.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income	$290	$164	$710	$544
Interest expense	105	99	304	277
Income tax expense	131	129	291	268
Depreciation and amortization	86	81	256	242
EBITDA	612	473	1,561	1,331
Gain on sale of assets, net	(81)	—	(81)	—
Loss (gain) on foreign currency transactions	(7)	6	(4)	7
FF&E replacement reserves	13	12	42	39
Share-based compensation expense	42	35	123	103
Amortization of contract acquisition costs	7	6	21	20
Net other expenses from managed and franchised properties	9	28	21	46
Other adjustment items(1)	10	(3)	39	11
Adjusted EBITDA	$605	$557	$1,722	$1,557
____________
(1)Includes adjustments for expenses recognized in connection with the refinancings and repayments of the senior secured credit facilities for the three and nine months ended September 30, 2019 and the nine months ended September 30, 2018; and severance and other items for all periods.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Total revenues, as reported	$2,395	$2,253	$7,083	$6,618
Add: amortization of contract acquisition costs	7	6	21	20
Less: other revenues from managed and franchised properties	(1,434)	(1,309)	(4,263)	(3,893)
Total revenues, as adjusted	$968	$950	$2,841	$2,745

Adjusted EBITDA	$605	$557	$1,722	$1,557

Adjusted EBITDA margin	62.5%	58.6%	60.6%	56.7%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, dollars in millions)

	September 30,	December 31,
	2019	2018
Long-term debt, including current maturities	$7,805	$7,282
Add: unamortized deferred financing costs and discount	86	79
Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	7,891	7,361
Add: Hilton's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	2	15
Less: cash and cash equivalents	(719)	(403)
Less: restricted cash and cash equivalents	(90)	(81)
Net debt	$7,084	$6,892

	Nine Months Ended		Year Ended	TTM(1)
	September 30,		December 31,	September 30,
	2019	2018	2018	2019
Net income	$710	$544	$769	$935
Interest expense	304	277	371	398
Income tax expense	291	268	309	332
Depreciation and amortization	256	242	325	339
EBITDA	1,561	1,331	1,774	2,004
Gain on sale of assets, net	(81)	—	—	(81)
Loss (gain) on foreign currency transactions	(4)	7	11	—
FF&E replacement reserves	42	39	50	53
Share-based compensation expense	123	103	127	147
Amortization of contract acquisition costs	21	20	27	28
Net other expenses from managed and franchised properties	21	46	85	60
Other adjustment items(2)	39	11	27	55
Adjusted EBITDA	$1,722	$1,557	$2,101	$2,266

Net debt				$7,084

Net debt to Adjusted EBITDA ratio				3.1
____________
(1)Trailing twelve months ("TTM") September 30, 2019 is calculated as the nine months ended September 30, 2019 plus the year ended December 31, 2018 less the nine months ended September 30, 2018.
(2)Includes adjustments for expenses recognized in connection with the refinancings and repayments of the senior secured credit facilities, severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2019
(unaudited, in millions, except per share data)

	Three Months Ending
	December 31, 2019
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$211	$225
Diluted EPS, before special items(1)	$0.74	$0.79
Special items(2):
Purchase accounting amortization	$51	$51
FF&E replacement reserves	16	16
Total special items before tax	67	67
Income tax expense on special items	(18)	(18)
Total special items after tax	$49	$49

Net income, adjusted for special items	$260	$274
Diluted EPS, adjusted for special items(1)	$0.91	$0.96

	Year Ending
	December 31, 2019
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$917	$931
Diluted EPS, before special items(1)	$3.16	$3.21
Special items(2):
Net other expenses from managed and franchised properties	$21	$21
Purchase accounting amortization	203	203
FF&E replacement reserves	58	58
Asset dispositions	(79)	(79)
Financing transactions	11	11
Other adjustments	12	12
Total special items before tax	226	226
Income tax expense on special items	(38)	(38)
Total special items after tax	$188	$188

Net income, adjusted for special items	$1,105	$1,119
Diluted EPS, adjusted for special items(1)	$3.81	$3.86
____________
(1)Does not include the effect of potential share repurchases.
(2)See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2019
(unaudited, in millions)

	Three Months Ending
	December 31, 2019
	Low Case	High Case
Net income	$213	$227
Interest expense	110	110
Income tax expense	90	96
Depreciation and amortization	88	88
EBITDA	501	521
FF&E replacement reserves	16	16
Share-based compensation expense	30	30
Amortization of contract acquisition costs	7	7
Other adjustment items(1)	9	9
Adjusted EBITDA	$563	$583

	Year Ending
	December 31, 2019
	Low Case	High Case
Net income	$923	$937
Interest expense	414	414
Income tax expense	381	387
Depreciation and amortization	344	344
EBITDA	2,062	2,082
Gain on sale of assets, net	(81)	(81)
Gain on foreign currency transactions	(4)	(4)
FF&E replacement reserves	58	58
Share-based compensation expense	153	153
Amortization of contract acquisition costs	28	28
Net other expenses from managed and franchised properties	21	21
Other adjustment items(1)	48	48
Adjusted EBITDA	$2,285	$2,305
____________
(1)Includes adjustments for severance and other items and, for the year ended December 31, 2019, expenses recognized in connection with the refinancings and repayments of the senior secured facilities.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the TTM period ended September 30, 2019, which is calculated as the nine months ended September 30, 2019 plus the year ended December 31, 2018 less the nine months ended September 30, 2018. This presentation is not in accordance with GAAP. However, the Company believes that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results. In addition, the Company’s management uses TTM information to evaluate the Company’s financial performance for ongoing planning purposes.

Net Income and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

Beginning with the first quarter of 2019, the Company modified the definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, as previously calculated, to exclude: (i) FF&E replacement reserves required under certain lease agreements and (ii) the amortization of intangible assets that were recorded at their fair value at the time of the Merger.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, reflects net income (loss), excluding interest expense, a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated equity investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) FF&E replacement reserves; (v) reorganization costs; (vi) share-based compensation expense; (vii) non-cash impairment losses; (viii) severance, relocation and other expenses; (ix) amortization of contract acquisition costs; (x) the net effect of reimbursable costs included in other revenues and expenses from managed and franchised properties; and (xi) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and the provision for income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore could vary significantly across companies. Depreciation and amortization, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves to be consistent with the treatment of FF&E for owned hotels where it is capitalized and depreciated over the life of the FF&E; (ii) share-based compensation expense, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company's cost reimbursement revenues and reimbursed expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective contracts; and (iv) other items that are not core to the Company's operations and are not reflective of the Company's performance. The Company does not include a future estimate of the net effect of cost reimbursement revenues and reimbursed expenses within the Company's outlook.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, in isolation or as a substitute, to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. The Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies and may have limitations as analytical tools.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as: (i) long-term debt, including current maturities and excluding unamortized deferred financing costs and discount and (ii) the Company's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs; reduced by: (a) cash and cash equivalents and (b) restricted cash and cash equivalents. Net debt should not be considered as a substitute to debt presented in accordance with GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

The Company believes net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies.

Net Debt to Adjusted EBITDA Ratio

Net debt to Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP, and it may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 5,925 hotels in the Company's system as of September 30, 2019, 4,633 hotels were classified as comparable hotels. The 1,292 non-comparable hotels included 236 hotels, or approximately four percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable average daily rate pricing levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates charged to customers have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis, and references to RevPAR and ADR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three and nine months ended September 30, 2019 and 2018 use the exchange rates for the three and nine months ended September 30, 2019, respectively.